Exhibit 21

CAREER EDUCATION CORPORATION

List of Subsidiaries

Name of Subsidiaries	Jurisdiction of Incorporation/Organization	Names Under Which Subsidiaries Do Business

AIU Online, LLC	Delaware

Al Collins Graphic Design School, Ltd.	Delaware	Collins College

Allentown Business School, Ltd.	Delaware	Lehigh Valley College

American InterContinental University, Inc.	Georgia	American InterContinental University

American InterContinental University-London, Limited	United Kingdom

American InterContinental University-London, LTD. U.S.	Washington D.C.	American College In London, Ltd. U.S.

Briarcliffe College, Inc.	New York

Brooks College, Ltd.	Delaware

Brooks Institute of Photography, L.L.C.	Delaware	Brooks Institute

Brown Institute, Ltd.	Delaware	Brown College

California Culinary Academy, LLC	Delaware	California Culinary Academy

California Culinary Academy, Inc.	California

Career Education Corporation France SAS	France

Career Education Corporation Luxembourg, S.a.r.l.	Luxembourg

Career Education Student Finance LLC	Delaware

CEC Culinary Europe Limited	United Kingdom

CEC Educational Services, LLC	Illinois

CEC Employee Group, LLC	Delaware

CEC Europe, LLC	Delaware

CEC Europe, LLC & Investors, S.C.S.	Luxembourg

CEC Europe, LLC & Investors & CIE, S.C.S.	Luxembourg

CEC Food and Beverage LLC	Delaware	Chataigne

CEC Holdings I, Inc.	Delaware

CEC Insurance Agency, LLC	Illinois

Name of Subsidiaries	Jurisdiction of Incorporation/Organization	Names Under Which Subsidiaries Do Business

CEC Management, Inc.	Illinois

CEC Real Estate Holding, Inc.	Delaware

Centre d’Etudes Européen du Sud Ouest (CEE SO) S.a.r.l.	France	Ecale de Commerce Européene, Bordeau International Wine Institute

Centre d’Etudes Européen Rhône-Alpes (CEE Rhône-Alpes) S.a.r.l.	France	Ecale de Commerce Européene

CTU Online, Inc.	Delaware

Colorado Technical University, Inc.	Colorado	Colorado Technical University, Stonecliffe College Online, Colorado Technical University - Southern Colorado, Colorado Technical University - Kansas City

Education and Training, Incorporated	Delaware

Gibbs College of Boston, Inc., a private two-year college	Massachusetts

Harrington Institute of Interior Design, Inc.	Illinois	Harrington College of Design

Hoban Holding, Inc.	Pennsylvania

IADT—South, LLC	Delaware	International Academy of Design & Technology

International Academy of Design & Technology, Inc.	Delaware

International Academy of Design-Orlando, Inc.	Florida

International Academy of Design & Technology-Detroit, Inc.	Michigan	International Academy of Design & Technology

International Academy of Design & Technology Nashville, LLC	Delaware	International Academy of Design & Technology

International Academy of Merchandising & Design, Inc.	Florida	International Academy of Design & Technology, International Academy of Design and Technology Online, International Academy of Design and Technology

International Academy of Merchandising & Design, Ltd.	Illinois	International Academy of Design & Technology

Istituto Marangoni France SAS	France

Istituto Marangoni S.r.l.	Italy

Name of Subsidiaries	Jurisdiction of Incorporation/Organization	Names Under Which Subsidiaries Do Business

Istituto Marangoni Ltd.	United Kingdom

Katharine Gibbs of Philadelphia, LLC	Pennsylvania	Sanford-Brown Institute, Gibbs, Katharine Gibbs School

KGS Educational Heritage, LLC	Delaware

Kitchen Academy, Inc.	Delaware	Kitchen Academy, Kitchen Academy- Seattle, California School of Culinary Arts, Kitchen Academy-Sacramento, Kitchen Academy-St. Peters

LCB Culinary Schools, LLC	Delaware

Le Cordon Bleu Institute of Culinary Arts, Inc.	Pennsylvania	Le Cordon Bleu College of Culinary Arts Miami, Pennsylvania Institute of Culinary Arts

LCB Educational Heritage, LLC	Delaware

Le Cordon Bleu College of Culinary Arts, Inc., a Private Two-Year College	Massachusetts	LCB-Boston, Le Cordon Bleu College of Culinary Arts Boston

Marangoni Holdings Ltd.	United Kingdom

Market Direct, Inc.	Illinois

Marlin Acquisition Corp.	Florida

McIntosh College, Inc.	Delaware	Atlantic Culinary Academy

Missouri College, Inc.	Missouri

Online Group Services, LLC	Delaware

Orlando Culinary Academy, Inc.	Florida

Organisation et Développement SAS	France

Paris International Education	France

RJK Participatiemaatschappij BV	Netherlands

Sanford-Brown College, LLC	Delaware

SCI Bassin des “Perspectives Courrèges” de la Villette	France

Name of Subsidiaries	Jurisdiction of Incorporation/Organization	Names Under Which Subsidiaries Do Business

SCI Ateliers “Perspective Courrèges” de la Villette	France

SCI 24 Rue Raze	France

SCI Quartier des Chartrons	France

Scottsdale Beverages, LLC	Nevada	Café Bleu

Scottsdale Culinary Institute, Ltd.	Delaware	Scottsdale Culinary Institute, Le Cordon Bleu College of Culinary Arts Las Vegas

Scottsdale Group, LLC	Nevada

Southern California School of Culinary Arts, Ltd.	Delaware	California School of Culinary Arts, California School of Culinary Arts- Hollywood

School of Computer Technology, Inc.	Delaware	International Academy of Design and Technology

Societé d’Expansion Economique et Culturelle du Bassin de la Villette (SEEC bassin de la Villette) SAS	France	CEFIRE Paris

Societé Française d’Etude et de Formation (SFEF) SARL	France	Sup de Pub

Sup de Pub SARL	France	Supsanté

Sup Santé SARL	France

TCA Group, Inc.	Delaware

TCA Beverages, Inc.	Texas

Texas Culinary Academy, Inc.	Delaware	Ventana, Texas Culinary Academy, Austin Cooks, Bleu River Grille, Culinary Connection, LCB-Dallas, Le Cordon Bleu College of Culinary Arts Dallas, TCA Culinary Academy

“The Katharine Gibbs Corporation-Melville”	New York	Katharine Gibbs School, SBI Campus - an affiliate of Sanford-Brown

The American College in London Limited	United Kingdom

The Cooking and Hospitality Institute of Chicago, Inc.	Illinois

The Katharine Gibbs School of Montclair, Inc.	New Jersey

Name of Subsidiaries	Jurisdiction of Incorporation/Organization	Names Under Which Subsidiaries Do Business

The Katharine Gibbs LLC-New York	New York	Katharine Gibbs School

The Katharine Gibbs School of Norwalk, Inc.	Connecticut	Gibbs College

The Katharine Gibbs School of Piscataway, Inc.	New Jersey	Gibbs College, Katharine Gibbs School

The Katharine Gibbs School of Providence, Inc.	Rhode Island	Gibbs College, Gibbs Institute of Business, Technology and Design

Ultrasound Technical Services, Inc.	New York	Sanford-Brown Institute, Sanford
Brown College, Sanford-Brown
College- Houston, Sanford-Brown
College- Milwaukee, Ultrasound
Diagnostic School, Sanford-Brown
College- Hazelwood, Sanford-Brown
Institute- Iselin, Sanford-Brown
College Cleveland

WAI, Inc.	Delaware	Western School of Health and Business Careers, Sanford-Brown Institute

Washington Business School, Ltd.	Delaware	Gibbs College, Gibbs School, Sanford-Brown College, Sanford-Brown College- Vienna

Western Culinary Institute, Ltd.	Delaware	Le Cordon Bleu College of Culinary Arts Atlanta, Le Cordon Bleu College of Culinary Arts Minneapolis/St. Paul, Le Cordon Bleu College of Culinary Arts Portland

WCI-Atlanta Beverages, LLC	Georgia

WCI-Atlanta Group, LLC	Georgia

Words of Wisdom, LLC	Illinois